STAG INDUSTRIAL ANNOUNCES THIRD QUARTER
2017 RESULTS

Boston, MA — November 2, 2017 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), a real estate investment trust focused on the acquisition and operation of single-tenant, industrial properties throughout the United States, today announced its financial and operating results for the third quarter of 2017.

“The third quarter was very successful both from an operations and acquisitions standpoint,” said Ben Butcher, Chief Executive Officer of the Company.  “The success year to date has our company firmly on track to meet our goals set at the beginning of the year.”

Third Quarter 2017 Highlights

•
Reported $0.20 of net income per basic and diluted share for the third quarter of 2017, as compared to $0.05 of net loss per basic and diluted share for the third quarter of 2016. Reported $18.5 million of net income attributable to common stockholders for the third quarter of 2017 compared to net loss attributable to common stockholders of $3.8 million for the third quarter of 2016.

•
Achieved $0.43 of Core FFO per diluted share for the third quarter of 2017, an increase of 7.5% compared to the third quarter of 2016 of $0.40. Generated Core FFO of $42.0 million compared to $30.3 million for the third quarter of 2016, an increase of 38.8%.

•
Generated Cash NOI of $62.0 million for the third quarter of 2017, an increase of 19.4% compared to the third quarter of 2016 of $51.9 million. Generated Cash NOI of $176.5 million compared to $150.4 million for the nine months ended September 30, 2017, an increase of 17.4%.

•	Acquired 10 buildings in the third quarter of 2017, consisting of 2.3 million square feet, for $119.7 million with a weighted average Capitalization Rate of 7.5%.

•	Sold five buildings in the third quarter of 2017, consisting of 791,064 square feet for $34.7 million.

•	Achieved an Occupancy Rate of of 94.6% on the total portfolio and 95.4% on the Operating Portfolio as of September 30, 2017.

•	Executed Operating Portfolio leases for 2.0 million square feet for the third quarter of 2017. Resulting in a cash rent change and GAAP Rent Change of 10.5% and 18.7%, respectively.

•	Experienced 70.9% Retention for 1.3 million square feet of leases expiring in the quarter. Resulting in a cash rent change and GAAP Rent Change of 8.5% and 15.3%, respectively.

•
Raised gross proceeds of $65.2 million of equity through the Company's at-the-market offering ("ATM") program for the third quarter of 2017. Subsequent to quarter end and through November 2, 2017, raised gross proceeds of $5.1 million through the ATM program.

•	Originated a new five and a half year, $150 million term loan and fully repaid $88 million of secured debt during the third quarter of 2017.

Please refer to the Non-GAAP Financial Measures and Other Definitions section at the end of this release for definitions of capitalized terms used in this release.

The Company will host a conference call tomorrow, November 3, 2017 at 10:00 a.m. (Eastern Time), to discuss the quarter’s results and provide information about acquisitions, operations, capital markets and corporate activities. Details of the call can be found at the end of this release.

Key Financial Measures

THIRD QUARTER 2017 KEY FINANCIAL MEASURES

	Three months ended September 30,			Nine months ended September 30,
Metrics	2017	2016	% Change	2017	2016	% Change
(in $000s, except per share data)
Net income (loss) attributable to common stockholders	$18,478	$(3,776)	589.4%	$15,008	$(8,258)	281.7%
Net income (loss) per share — basic	$0.20	$(0.05)	500.0%	$0.17	$(0.12)	241.7%
Net income (loss) per share — diluted	$0.20	$(0.05)	500.0%	$0.17	$(0.12)	241.7%
Cash NOI	$61,976	$51,927	19.4%	$176,470	$150,358	17.4%
Adjusted EBITDA	$55,728	$46,150	20.8%	$157,195	$132,524	18.6%
Core FFO	$42,028	$30,278	38.8%	$115,216	$85,198	35.2%
Core FFO per share / unit — basic	$0.43	$0.40	7.5%	$1.26	$1.17	7.7%
Core FFO per share / unit — diluted	$0.43	$0.40	7.5%	$1.25	$1.16	7.8%
AFFO	$40,954	$30,966	32.3%	$114,142	$87,791	30.0%

Definitions of the above mentioned non-GAAP financial measures, together with reconciliations to net income (loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.
Acquisition and Disposition Activity

For the three months ended September 30, 2017, the Company acquired 10 buildings for $119.7 million with an Occupancy Rate of 93% upon acquisition. The chart below details the acquisition activity for the quarter:

THIRD QUARTER 2017 ACQUISITION ACTIVITY

Location (CBSA)	Date Acquired	Square Feet	Buildings	Purchase Price ($000s)	Weighted Average Lease Term (Years)	Capitalization Rate
Atlanta-Sandy Springs-Roswell, GA	8/2/2017	78,000	1	$4,175	5.1
York-Hanover, PA	9/6/2017	382,886	1	18,981	3.3
Scranton--Wilkes-Barre--Hazleton, PA	9/7/2017	437,446	1	23,950	2.9
St. Louis, MO-IL	9/25/2017	109,854	1	5,740	3.7
Detroit-Warren-Dearborn, MI	9/29/2017	160,464	1	8,641	4.3
Columbus, OH	9/29/2017	468,302	2	20,597	7.1
Las Vegas-Henderson-Paradise, NV	9/29/2017	34,916	1	4,642	7.1
Charlotte-Concord-Gastonia, NC-SC	9/29/2017	499,200	1	25,750	9.0
Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	9/29/2017	123,962	1	7,250	10.0
Total / weighted average		2,295,030	10	$119,726	5.9	7.5%

 The chart below details the 2017 acquisition activity and Pipeline through November 2, 2017:

2017 ACQUISITION ACTIVITY AND PIPELINE DETAIL

	Square Feet	Buildings	Purchase Price ($000s)	Weighted Average Lease Term (Years)	Capitalization Rate
Q1	2,334,622	11	$99,786	6.2	8.2%
Q2	4,573,794	21	285,607	9.1	7.2%
Q3	2,295,030	10	119,726	5.9	7.5%
2017 closed acquisitions	9,203,446	42	$505,119	7.5	7.5%

As of November 2, 2017
Subsequent to quarter-end acquisitions	85,119	1	$6,600

Pipeline	37.2 million	157	$2.2 billion

The chart below details the disposition activity for the nine months ended September 30, 2017:

2017 DISPOSITION ACTIVITY

Year	Square Feet	Buildings	Sale Price ($000s)
Q1	113,379	1	$4,100
Q2	134,900	3	6,500
Q3	791,064	5	34,742
Total	1,039,343	9	$45,342

Operating Portfolio Leasing Activity

The chart below details the leasing activity for leases signed during the quarter:

THIRD QUARTER 2017 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	GAAP Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Total Costs $/SF	Cash Rent Change	GAAP Rent Change
New leases	—	—	$—	$—	$—	$—	$—	—%	—%
Renewal Leases	2,000,753	4.7	3.97	4.11	0.20	0.42	0.62	10.5%	18.7%
Total / weighted average	2,000,753	4.7	$3.97	$4.11	$0.20	$0.42	$0.62	10.5%	18.7%

The chart below details the leasing activity for leases signed during the nine months ended September 30, 2017:

2017 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	GAAP Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Total Costs $/SF	Cash Rent Change	GAAP Rent Change
New leases	1,289,221	4.3	$4.19	$4.35	$1.15	$0.63	$1.78	4.3%	8.6%
Renewal Leases	7,542,279	5.4	3.85	4.00	0.37	0.27	0.64	2.8%	10.8%
Total / weighted average	8,831,500	5.2	$3.90	$4.05	$0.48	$0.32	$0.80	3.0%	10.5%

The chart below details the Retention activity for the nine months ended September 30, 2017:

2017 RETENTION

Quarter	Expiring Square Footage	Retained Square Footage	W.A. Lease Term (Years)	Retention	Cash Rent Change	GAAP Rent Change
Q1	1,185,453	607,608	3.4	51.3%	13.4%	23.6%
Q2	1,804,836	1,085,796	6.0	60.2%	(1.3)%	2.2%
Q3	1,263,911	896,695	4.0	70.9%	8.5%	15.3%
Total / weighted average	4,254,200	2,590,099	4.7	60.9%	5.9%	12.1%
Liquidity and Capital Market Activity

As of September 30, 2017, the Company had Liquidity of $360 million and the net debt to annualized Adjusted Run Rate EBITDA was 5.0x.

On July 28, 2017, the Company closed on a new $150 million, five and a half year unsecured term loan. The new term loan bears a current interest rate of LIBOR plus a spread of 1.3%, and matures on January 4, 2023. On July 20, 2017, the Company entered into five interest rate swaps to fix the interest rate on the new term loan, which will bear a current fixed interest rate of 3.15% inclusive of these swaps.

On August 1, 2017, the Company fully repaid all three tranches of the $88 million Connecticut General Life Insurance Company secured debt facility, which bore a weighted average interest rate of 6.1%.

The chart below details the ATM program activity for the nine months ended September 30, 2017:

2017 ATM ACTIVITY

ATM	Shares Issued	Price per Share (Weighted Avg)	Gross Proceeds ($000s)	Net Proceeds ($000s)
Q1	2,843,907	$24.10	$68,543	$67,602
Q2	7,912,636	$26.01	205,842	203,327
Q3	2,409,453	$27.08	65,239	64,424
Total / weighted average	13,165,996	$25.80	$339,624	$335,353

Subsequent to September 30, 2017, the Company sold 180,300 shares under its ATM program for gross proceeds of $5.1 million.
Dividends

Subsequent to quarter end, on November 2, 2017, the Company’s Board of Directors increased the monthly common stock dividend to $0.118333 per share for the months of January, February and March 2018. The chart below details the common dividends declared during and subsequent to the third quarter:

FOURTH QUARTER 2017 & FIRST QUARTER 2018 COMMON DIVIDENDS

Month	Record Date	Payment Date	Dividend
October 2017	October 31, 2017	November 15, 2017	$0.117500
November 2017	November 30, 2017	December 15, 2017	$0.117500
December 2017	December 29, 2017	January 16, 2018	$0.117500
January 2018	January 31, 2018	February 15, 2018	$0.118333
February 2018	February 28, 2018	March 15, 2018	$0.118333
March 2018	March 29, 2018	April 16, 2018	$0.118333

Subsequent to quarter end, on November 2, 2017, the Company’s Board of Directors declared the following fourth quarter preferred stock dividends:

FOURTH QUARTER 2017 PREFERRED DIVIDENDS DECLARED

Series	Record Date	Payment Date	Quarterly Dividend
Series B - 6.625% Cumulative Redeemable Preferred Stock (NYSE: STAG Pr B)	December 15, 2017	December 29, 2017	$0.4140625
Series C - 6.875% Cumulative Redeemable Preferred Stock (NYSE: STAG Pr C)	December 15, 2017	December 29, 2017	$0.4296875

The Company’s dividend policy is set by the Board of Directors, which considers, among other factors, REIT distribution requirements and recurring, distributable, cash income.

Conference Call

The Company will host a conference call tomorrow, Friday, November 3, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671.  The passcode for the replay is 13671681.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/QuarterlyResults

Supplemental Schedule

The Company has provided a supplemental information package to provide additional disclosure and financial information on its website (www.stagindustrial.com) under the “Presentations” tab in the Investor Relations section.

Additional information is also available on the Company’s website at www.stagindustrial.com.

CONSOLIDATED BALANCE SHEETS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	September 30, 2017	December 31, 2016
Assets
Rental Property:
Land	$321,365	$272,162
Buildings and improvements, net of accumulated depreciation of $234,349 and $187,413, respectively	1,880,350	1,550,141
Deferred leasing intangibles, net of accumulated amortization of $273,602 and $237,456, respectively	318,915	294,533
Total rental property, net	2,520,630	2,116,836
Cash and cash equivalents	11,040	12,192
Restricted cash	3,547	9,613
Tenant accounts receivable, net	30,591	25,223
Prepaid expenses and other assets	27,721	20,821
Interest rate swaps	2,270	1,471
Assets held for sale, net	5,673	—
Total assets	$2,601,472	$2,186,156
Liabilities and Equity
Liabilities:
Unsecured credit facility	$245,000	$28,000
Unsecured term loans, net	446,066	446,608
Unsecured notes, net	398,168	397,966
Mortgage notes, net	58,695	163,565
Accounts payable, accrued expenses and other liabilities	54,539	35,389
Interest rate swaps	2,873	2,438
Tenant prepaid rent and security deposits	18,765	15,195
Dividends and distributions payable	11,516	9,728
Deferred leasing intangibles, net of accumulated amortization of $12,487 and $10,450, respectively	21,127	20,341
Total liabilities	1,256,749	1,119,230
Equity:
Preferred stock, par value $0.01 per share, 15,000,000 shares authorized,
Series B, 2,800,000 shares (liquidation preference of $25.00 per share) issued and outstanding at September 30, 2017 and December 31, 2016	70,000	70,000
Series C, 3,000,000 shares (liquidation preference of $25.00 per share) issued and outstanding at September 30, 2017 and December 31, 2016	75,000	75,000
Common stock, par value $0.01 per share, 150,000,000 shares authorized, 93,862,783 and 80,352,304 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	939	804
Additional paid-in capital	1,638,309	1,293,706
Common stock dividends in excess of earnings	(489,078)	(410,978)
Accumulated other comprehensive loss	(1,209)	(1,496)
Total stockholders’ equity	1,293,961	1,027,036
Noncontrolling interest	50,762	39,890
Total equity	1,344,723	1,066,926
Total liabilities and equity	$2,601,472	$2,186,156

CONSOLIDATED STATEMENTS OF OPERATIONS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016(1)	2017	2016(1)
Revenue
Rental income	$65,673	$53,511	$186,621	$156,575
Tenant recoveries	12,366	8,911	32,952	26,807
Other income	105	173	244	327
Total revenue	78,144	62,595	219,817	183,709
Expenses
Property	15,401	11,258	42,312	35,672
General and administrative	8,380	7,603	25,090	26,373
Property acquisition costs	1,386	1,978	4,684	3,113
Depreciation and amortization	38,186	31,489	110,286	91,725
Loss on impairments	—	—	—	11,231
Loss on involuntary conversion	—	—	330	—
Other expenses	58	279	1,502	857
Total expenses	63,411	52,607	184,204	168,971
Other income (expense)
Interest income	2	3	10	8
Interest expense	(10,446)	(10,504)	(31,557)	(31,841)
Loss on extinguishment of debt	(13)	—	(15)	(1,973)
Gain on the sales of rental property, net	17,563	643	19,225	21,589
Total other income (expense)	7,106	(9,858)	(12,337)	(12,217)
Net income	$21,839	$130	$23,276	$2,521
Less: income (loss) attributable to noncontrolling interest after preferred stock dividends	828	(190)	673	(424)
Net income attributable to STAG Industrial, Inc.	$21,011	$320	$22,603	$2,945
Less: preferred stock dividends	2,449	4,001	7,345	10,914
Less: amount allocated to participating securities	84	95	250	289
Net income (loss) attributable to common stockholders	$18,478	$(3,776)	$15,008	$(8,258)
Weighted average common shares outstanding — basic	92,786,852	71,130,848	87,632,167	68,984,670
Weighted average common shares outstanding — diluted	93,434,974	71,130,848	88,238,140	68,984,670
Net income (loss) per share — basic and diluted
Net income (loss) per share attributable to common stockholders — basic	$0.20	$(0.05)	$0.17	$(0.12)
Net income (loss) per share attributable to common stockholders — diluted	$0.20	$(0.05)	$0.17	$(0.12)

(1) In the fourth quarter of 2016, the Company revised the prior period rental property depreciation and amortization expense amounts and accumulated building and improvements depreciation amounts. Refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2016, for a detailed discussion of the revision.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016(1)	2017	2016(1)
NET OPERATING INCOME RECONCILIATION
Net income	$21,839	$130	$23,276	$2,521
Asset management fee income	(9)	(60)	(52)	(166)
General and administrative	8,380	7,603	25,090	26,373
Property acquisition costs	1,386	1,978	4,684	3,113
Depreciation and amortization	38,186	31,489	110,286	91,725
Interest income	(2)	(3)	(10)	(8)
Interest expense	10,446	10,504	31,557	31,841
Loss on impairments	—	—	—	11,231
Loss on involuntary conversion	—	—	330	—
Loss on extinguishment of debt	13	—	15	1,973
Other expenses	260	279	813	857
(Gain) loss on incentive fee	(202)	—	689	—
Gain on the sales of rental property, net	(17,563)	(643)	(19,225)	(21,589)
Net operating income	$62,734	$51,277	$177,453	$147,871

Net operating income	$62,734	$51,277	$177,453	$147,871
Straight-line rent adjustments, net	(1,709)	(842)	(4,378)	(2,085)
Straight-line termination income adjustments, net	(367)	(72)	(478)	(179)
Intangible amortization in rental income, net	1,318	1,564	3,873	4,751
Cash net operating income	$61,976	$51,927	$176,470	$150,358

Cash net operating income	$61,976
Cash NOI from acquisitions' and dispositions' timing	1,917
Run Rate Cash NOI	$63,893

ADJUSTED EBITDA RECONCILIATION
Net income	$21,839	$130	$23,276	$2,521
Intangible amortization in rental income, net	1,318	1,564	3,873	4,751
Straight-line rent adjustments, net	(1,710)	(841)	(4,377)	(2,026)
Non-cash compensation expense	2,384	2,043	7,159	6,128
Termination income	(367)	(71)	(1,062)	(199)
Property acquisition costs	1,386	1,978	4,684	3,113
Depreciation and amortization	38,186	31,489	110,286	91,725
Interest income	(2)	(3)	(10)	(8)
Interest expense	10,446	10,504	31,557	31,841
Severance costs	—	—	—	3,063
Loss on impairments	—	—	—	11,231
Loss on involuntary conversion	—	—	330	—
Loss on extinguishment of debt	13	—	15	1,973
(Gain) loss on incentive fee	(202)	—	689	—
Gain on the sales of rental property, net	(17,563)	(643)	(19,225)	(21,589)
Adjusted EBITDA	$55,728	$46,150	$157,195	$132,524

Adjusted EBITDA	$55,728
Adjusted EBITDA from acquisitions' and dispositions' timing	1,917
Run Rate Adjusted EBITDA	$57,645

(1) In the fourth quarter of 2016, the Company revised the prior period rental property depreciation and amortization expense amounts and accumulated building and improvements depreciation amounts. Refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2016, for a detailed discussion of the revision.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016(1)	2017	2016(1)
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income	$21,839	$130	$23,276	$2,521
Rental property depreciation and amortization	38,114	31,416	110,069	91,537
Loss on impairments	—	—	—	11,231
Gain on the sales of rental property, net	(17,563)	(643)	(19,225)	(21,589)
Funds from operations	$42,390	$30,903	$114,120	$83,700
Preferred stock dividends	(2,449)	(4,001)	(7,345)	(10,914)
Other expenses	—	(95)	—	(289)
Funds from operations attributable to common stockholders and unit holders	$39,941	$26,807	$106,775	$72,497

Funds from operations attributable to common stockholders and unit holders	$39,941	$26,807	$106,775	$72,497
Intangible amortization in rental income, net	1,318	1,564	3,873	4,751
Termination income	(367)	(71)	(1,062)	(199)
Property acquisition costs	1,386	1,978	4,684	3,113
Loss on extinguishment of debt	13	—	15	1,973
Severance costs	—	—	—	3,063
Loss on involuntary conversion	—	—	330	—
(Gain) loss on incentive fee	(202)	—	689	—
Gain on swap ineffectiveness	(61)	—	(88)	—
Core funds from operations	$42,028	$30,278	$115,216	$85,198

Weighted average common shares, participating securities, performance units and other units
Weighted average common shares outstanding	92,786,852	71,130,848	87,632,167	68,984,670
Weighted average participating securities outstanding	128,790	272,337	141,293	277,720
Weighted average units outstanding	4,150,118	3,684,471	3,874,649	3,689,000
Weighted average common shares, participating securities, and other units - basic	97,065,760	75,087,656	91,648,109	72,951,390
Weighted average performance units and outperformance plan	142,544	278,788	170,287	210,617
Dilutive common share equivalents	648,122	—	605,973	—
Weighted average common shares, participating securities, performance and other units - diluted	97,856,426	75,366,444	92,424,369	73,162,007
Core funds from operations per share / unit - basic	$0.43	$0.40	$1.26	$1.17
Core funds from operations per share / unit - diluted	$0.43	$0.40	$1.25	$1.16

ADJUSTED FUNDS FROM OPERATIONS RECONCILIATION
Core funds from operations	$42,028	$30,278	$115,216	$85,198
Non-rental property depreciation and amortization	72	73	217	188
Straight-line rent adjustments, net	(1,710)	(841)	(4,377)	(2,026)
Recurring capital expenditures	(894)	(306)	(1,529)	(1,059)
Renewal lease commissions and tenant improvements	(1,472)	(709)	(4,097)	(1,846)
Non-cash portion of interest expense	546	428	1,553	1,208
Non-cash compensation expense	2,384	2,043	7,159	6,128
Adjusted funds from operations (2)	$40,954	$30,966	$114,142	$87,791

(1) In the fourth quarter of 2016, the Company revised the prior period rental property depreciation and amortization expense amounts and accumulated building and improvements depreciation amounts. Refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2016, for a detailed discussion of the revision.
(2) Excludes Non-Recurring Capital Expenditures of approximately $8,280, $17,061, $2,527 and $7,220 and new leasing commissions and tenant improvements of approximately $1,831, $3,619, $228 and $1,085 for the three and nine months ended September 30, 2017 and September 30, 2016, respectively.

Non-GAAP Financial Measures and Other Definitions

Acquisition Capital Expenditures: We define Acquisition Capital Expenditures as Recurring and Non-Recurring Capital Expenditures identified at the time of acquisition and underwritten to occur in the first 12 months. Acquisition Capital Expenditures also include new lease commissions and tenant improvements for space that was not occupied under the Company's ownership.

Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA), and Run Rate Adjusted EBITDA: We define Adjusted EBITDA as net income (loss) (computed in accordance with GAAP) before interest, tax, depreciation and amortization, property acquisition costs, gain on the sales of rental property, termination income, straight-line rent adjustments, non-cash compensation, intangible amortization in rental income, loss on impairments, loss on involuntary conversion, loss on extinguishment of debt, loss on incentive fee, and other non-recurring items.

We define Run Rate Adjusted EBITDA as Adjusted EBITDA plus incremental Adjusted EBITDA adjusted for a full period of acquisitions and dispositions. Run Rate Adjusted EBITDA does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

Adjusted EBITDA and Run Rate Adjusted EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, Adjusted EBITDA and Run Rate Adjusted EBITDA should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We believe that Adjusted EBITDA and Run Rate Adjusted EBITDA are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of our properties. We also use these measures in ratios to compare our performance to that of our industry peers.

Capitalization Rate: We define Capitalization Rate as the estimated weighted average cash Capitalization Rate, calculated by dividing (i) the Company’s estimate of year one Cash NOI from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2016.

Comparable Lease: We define a Comparable Lease as a lease with a similar lease structure as compared to the previous in-place lease, excluding new leases for space that was not occupied under our ownership, leases on space with downtime in excess of two years, leases with materially different lease structures, leases associated with known vacates at the time of acquisition, and leases with credit-related modifications.

Core Based Statistical Area (CBSA): We define Core Based Statistical Area ("CBSA") as a U.S. geographic area defined by the Office of Management and Budget that consists of one or more counties (or equivalents) anchored by an urban center of at least 10,000 people plus adjacent counties that are socioeconomically tied to the urban center by commuting.

Funds from Operations (FFO), Core FFO, and Adjusted FFO (AFFO): We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures. Core FFO and AFFO exclude property acquisition costs, lease termination income, intangible amortization in rental income, loss on extinguishment of debt, loss on involuntary conversion, gain (loss) on swap ineffectiveness, loss on incentive fee, and non-recurring other expenses. AFFO also excludes non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense and deducts Recurring Capital Expenditures and lease renewal commissions and tenant improvements.

None of FFO, Core FFO or AFFO should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We use FFO as a supplemental performance measure because it is a widely recognized measure of the performance of REITs. FFO may be used by investors as a basis to compare our operating performance with that of other REITs. We and investors may use Core FFO and AFFO similarly as FFO.

However, because FFO, Core FFO and AFFO exclude, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Similarly, our calculations of Core FFO and AFFO may not be comparable to similarly titled measures disclosed by other REITs.

GAAP: U.S. generally accepted accounting principles.

GAAP Rent Change: We define GAAP Rent Change as the percentage change in the average base rent over the contractual lease term (excluding above/below market lease amortization) of the Comparable Lease.

Liquidity: We define Liquidity as the amount of aggregate undrawn nominal commitments the Company could immediately borrow under the Company’s unsecured debt instruments, consistent with the financial covenants, plus unrestricted cash balances.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements, less property expenses and real estate taxes, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, corporate sub-lease rental income, asset management fee income, property acquisition costs, loss on involuntary conversion, loss on extinguishment of debt, gain on sales of rental property, loss on incentive fee, and other expenses.

We define Cash NOI as NOI less straight-line rent adjustments and less intangible amortization in rental income.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions and dispositions, less cash termination income. Run Rate Cash NOI does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We consider NOI, Cash NOI and Run Rate Cash NOI to be appropriate supplemental performance measures to net income because we believe they help us and investors understand the core operations of our buildings. None of these measures should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. Further, our calculations of NOI, Cash NOI and Run Rate NOI may not be comparable to similarly titled measures disclosed by other REITs.
Non-Recurring Capital Expenditures: We define Non-Recurring Capital Expenditures as capital items for upgrades or items that previously did not exist at a building or capital items which have a longer useful life, such as roof replacements.
Occupancy Rate: We define Occupancy Rate as the percentage of total leasable square footage for which the lease term has commenced as of the close of the reporting period.

Operating Portfolio: We define the Operating Portfolio as including all warehouse and light manufacturing assets and excluding non-core flex/office assets and assets under redevelopment. The Operating Portfolio also excludes billboard, parking lot and cellular tower leases.

Pipeline: We define Pipeline as a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process.  The Pipeline also includes transactions under contract and transactions with non-binding LOIs.

Recurring Capital Expenditures: We define Recurring Capital Expenditures as capital items required to sustain existing systems and capital items which generally have a shorter useful life.
Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for twelve months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration and (iii) an early renewal or workout, which ultimately does extend the original term for twelve months or more.

Retention: We define Retention as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square footage of leases expiring in the period. Neither the Renewal Leases nor leases expiring include Temporary Leases or License Agreements. Retention excludes leases associated with known vacates at the time of acquisition, leases with credit-related modifications, and early terminations.

Temporary Leases/License Agreements: We define a Temporary Lease or a License Agreement as any lease that is signed for an initial term of less than twelve months; this includes short-term new leases and short-term Renewal Leases.

Weighted Average Lease Term: We define Weighted Average Lease Term as the contractual lease term in years as of the lease start date weighted by square footage. Weighted Average Lease Term related to acquired assets reflects the remaining lease term in years as of the acquisition date weighted by square footage.